EXHIBIT 3.1

                           FORM OF AMENDED & RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                     NORTH AMERICAN INSURANCE LEADERS, INC.



         NORTH AMERICAN INSURANCE LEADERS, INC., a corporation existing under the laws of the State of Delaware (the "Corporation"), by its Chairman of the Board of Directors, hereby certifies as follows:

1.       The name of the Corporation is "North American Insurance Leaders, Inc."

2. The Corporation's Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on August 8, 2005.

3. This second Amended and Restated Certificate of Incorporation restates, integrates and amends the Corporation's Certificate of Incorporation.

4. This second Amended and Restated Certificate of Incorporation was duly adopted by written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the Delaware General Corporation Law.

5. The text of the Corporation's Certificate of Incorporation is hereby amended and restated to read in full as follows:


                                   ARTICLE I.

                                      Name

         The name of the corporation is North American Insurance Leaders, Inc.


                                   ARTICLE II.

                     Registered Office and Registered Agent

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.




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                                  ARTICLE III.

                                Corporate Purpose

         The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").


                                   ARTICLE IV.

                                  Capital Stock

              Section 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000 shares, of which 100,000,000 shares shall be common stock of the par value of $0.0001 per share (hereinafter called "Common Stock") and 1,000,000 shares shall be preferred stock of the par value of $0.0001 per share (hereinafter called "Preferred Stock").

              Section 2. Description of Capital Stock. The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

              (a) Rights and Restrictions of Preferred Stock. Authority is hereby expressly vested in the Board of Directors of the Corporation (the "Board"), subject to the provisions of this Article IV and to the limitations prescribed by law, without shareholder action, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof and as may be permitted by the General Corporation Law (a "Preferred Stock Designation"). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required to take such action pursuant to any resolution or resolutions or other Preferred Stock Designation adopted by the affirmative vote of a majority of the whole Board.

              (b) Rights and Restrictions of Common Stock. The powers, preferences, rights, qualifications, limitations or restrictions thereof in respect to the Common Stock are as follows:

                   (i) The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock



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              as herein or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of
              Section 2 of this Article IV.

                   (ii) The Common Stock shall have voting rights for the
              election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law. The ability of the stockholders to engage in cumulative voting is hereby specifically denied.

                   (iii) Subject to the rights of the holders of any series of
              Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the shares of Common Stock by the Board from time to time out of assets or funds of the Corporation legally available therefor.

                   (iv) Subject to the rights of the holders of any series of
              Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

              (c) Increase or Decrease in Amount of Authorized Shares. The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in this Certificate of Incorporation or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of Section 2 of this Article IV with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.


                                   ARTICLE V.

                            Meetings of Stockholders;
                                Corporation Books

              Section 1. Stockholders' Meetings. Meetings of holders of capital stock of the Corporation may be held outside the State of Delaware if the Bylaws so provide. Any action required or permitted to be taken by the holders of capital stock of the Corporation must be effected at a duly called annual or special meeting of holders of capital stock of the Corporation, and no action shall be taken by such holders by written consent without a meeting. Meetings of holders of capital stock of the Corporation may be called only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board. The ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.



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              Section 2. Books of Corporation. Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.


                                   ARTICLE VI.

                     Stockholder Vote Required in Connection
                       With Certain Business Combinations

         Sections 1 through 6 of this Article VI shall apply during the period commencing upon the initial public offering of the Corporation's securities (the "IPO") and terminating upon the consummation of a Business Combination (the "Restricted Period") and shall not be amended during such period unless such amendment is approved by the affirmative vote of not less than 80% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote on such amendment, voting together as a single class. A "Business Combination" shall mean a merger, capital stock exchange, asset acquisition, stock purchase and/or other similar transaction of one or more businesses in the insurance or insurance services industry in North America (the "Target Business") having collectively, a Transaction Value (as defined and calculated in accordance with the requirements set forth below) equal to at least 80% of the Corporation's net assets at the time of such Business Combination; provided that any Business Combination of multiple Target Businesses shall occur contemporaneously with one another.

         For purposes of this Article VI, the "Transaction Value" of the initial Business Combination shall include the value of one or more Target Businesses made by the Corporation in one or more Target Businesses to support the growthor maintenance of one or more Target Businesses. The Transaction Value shall be determined by the Board of Directors based upon financial standards generally accepted by the financial community, such as actual and estimated future revenues, earnings and cash flow and book value. If the Board of Directors of the Corporation is not able to independently determine the Transaction Value of the Target Business, the Corporation shall obtain an opinion with regard to such Transaction Value from a nationally recognized, independent investment banking, appraisal or valuation firm (an "Independent Financial Advisor"). The Corporation will not consummate a Business Combination with any entity that is affiliated with any of the Corporation's stockholders immediately prior to the IPO unless the Corporation obtains an opinion from an Independent Financial Advisor that the Business Combination is fair to the Corporation's stockholders from a financial perspective.

              Section 1. Stockholder Approval. Prior to the consummation of a Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the General Corporation Law. In the event that a majority of the IPO Shares (as defined below) cast at the meeting to approve the Business Combination are voted in favor of the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate a Business Combination if holders representing 20% or more in interest of the IPO Shares exercise their conversion rights described in
Section 2 below.



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              Section 2. Conversion. Any stockholder of the Corporation holding shares of Common Stock issued by the Corporation in the IPO (such shares so issued in connection with the IPO, the "IPO Shares") of securities who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his or her IPO Shares into a portion of cash held by the Corporation in the Trust Account (defined below). If so demanded, in the event that a Business Combination is approved in accordance with Section 1 of this Article VI and is consummated by the Corporation, the Corporation shall convert such shares at a per share conversion price, calculated as of two business days prior to the consummation of such proposed Business Combination (the "Conversion Price"), equal to the amount in the Trust Account, including
(A)(1) any net interest income earned thereon not released to the Corporation, including any net interest income earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount (as defined below), less applicable taxes, (2) the 2.5% of the proceeds representing the Deferred Discount, and (3) the proceeds held from this Offering and the D&O Rights Offering (as defined below), divided by (B) the number of IPO Shares then outstanding. "Trust Account" shall mean the designated trust account established by the Corporation in connection with the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited. "Deferred Discount" shall mean the 2.5% of the gross proceeds from the sale of the Corporation's Units in the IPO. "D&O Rights Offering" shall mean the offering, concurrent with the Offering, of a certain number of rights convertible into Warrants (the "D&O Rights"). The holders of the IPO Shares shall be the only security holders of the Corporation entitled to receive distributions from the Trust Account in connection with the approval of an initial Business Combination, and the Corporation shall pay no distributions with respect to any other holders or any other shares of capital stock of the Corporation. If holders of 20% or more in interest of the IPO Shares vote against approval of any potential Business Combination and elect to convert their IPO Shares, the Corporation will not proceed with such Business Combination and will not convert such shares.

              Section 3. Liquidation. In the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the closing date of the IPO or (ii) 24 months after the closing date of the IPO, in the event that any of a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18-month period (such later date being referred to as the "Termination Date"), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions in an aggregate sum equal to the Corporation's "Liquidation Value." The Corporation's "Liquidation Value" shall mean the Corporation's book value, as determined by the Corporation and approved by its independent auditors. In no event, however, will the Corporation's Liquidation Value be less than the amount of funds in the Trust Account (inclusive of (x) any net interest income thereon, including any net interest income earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount, less applicable taxes, (y) the proceeds held in trust from this Offering and the D&O Rights Offering and (z) the 2.5% of the proceeds held in the Trust Account representing the Deferred Discount). Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.



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              Section 4. Distributions. A holder of IPO Shares shall be entitled to receive distributions from the Trust Account only in the event of (a) a liquidation of the Corporation or (b) in the event he or she demands conversion of his or her shares in accordance with Section 2 of this Article VI. Except as may be required under applicable law, in no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Account or any amount or other property held therein.

              Section 5. Amendment to Certificate of Incorporation. Prior to the consummation of the initial Business Combination, in connection with any stockholder vote with respect to the amendment of Article VI hereof (a "Charter Amendment"): (i) any Charter Amendment must be approved by the holders of at least 80%-in-interest of the Corporation's outstanding Common Stock and (ii) the Corporation shall not propose any Charter Amendment or have any vote thereon unless such Charter Amendment provides that each stockholder voting against the Charter Amendment, if such amendment is approved, shall have the right to convert its IPO Shares to cash at a per share conversion price, calculated as of the record date for the determination of shareholders entitled to vote on the Charter Amendment, equal to the Conversion Price.

              Section 6. Prohibited Transactions. Unless and until the Corporation has consummated a Business Combination as permitted under this
Article VI, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction or a combination of any of the foregoing.


                                  ARTICLE VII.

                                    Directors

              Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, this Certificate of Incorporation or the Bylaws directed or required to be exercised or done by stockholders.

              Section 2. Number and Term of Office. The number of directors shall be five or such other number as shall be fixed from time to time by the Board. Directors need not be stockholders. If for any cause the directors shall not have been elected at an annual meeting of stockholders, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in the Bylaws. The election of directors need not be by ballot unless the Bylaws of the Corporation so provide. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.



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              Section 3. Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. At the first annual meeting of stockholders following the initial meeting, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the initial meeting, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the initial meeting, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         Notwithstanding the foregoing provisions of this Section 3, each director shall serve until the expiration of his term as a director and until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

              Section 4. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board designating such committee or in the Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending this Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under
Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending the Bylaws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

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              Section 5. Directors' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all of the members of the Board or such committee and such consent or electronic transmission or transmissions is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

              Section 6. Compensation. The Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

              Section 7. Other Constituencies. In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interest of the Corporation and its stockholders and the effects that the Corporation's actions may have in the short term or long term upon any one or more of the following matters:

              (i) the prospects for potential growth, development, productivity and profitability of the Corporation;

              (ii) the Corporation's current employees;

              (iii) the Corporation's employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

              (iv) the Corporation's customers and creditors;

              (v) the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business; and

              (vi) such other additional factors as a director may consider appropriate in such circumstances.

Nothing in this Section 7 shall create any duty owed by any director of the Corporation to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No such employee, former employee, beneficiary, customer, creditor or community or member thereof shall have any rights against any director of the Corporation or the Corporation under this Section 7.


                                  ARTICLE VIII.

                          Management of the Corporation



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         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

              Section 1. Bylaws. The Board shall have the power to adopt, amend or repeal Bylaws of the Corporation. No adoption, amendment or repeal of a bylaw by action of the stockholders shall be effective unless approved by the affirmative vote of not less than two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote on such matter, voting together as a single class. Any vote of stockholders required by this Section 1 of Article VIII shall be in addition to any other vote of stockholders that may be required by law, this Certificate of Incorporation, the bylaws of the Corporation, any agreement with a national securities exchange or otherwise.

              Section 2. Submission of Contracts. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

              Section 3. Powers and Authorities. In addition to the powers and authorities hereinbefore stated or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, notwithstanding, to the provisions of applicable law, this Certificate of Incorporation, and any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.


                                   ARTICLE IX.

  Limitation of Directors' Liability; Indemnification by Corporation; Insurance

              Section 1. Limitation of Directors' Liability. (a) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the General Corporation Law as so amended from time to time.



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              (b) Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

              Section 2. Indemnification by Corporation. (a) The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

              (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

              (c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.



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              (d) Any indemnification under Sections 2(a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 2(a) and
(b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

              (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

              (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

              (g) For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

              (h) For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.



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

              (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

              Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.


                                   ARTICLE X.

                                 Reorganization

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation. This Article X is subject to the requirements set forth in Article VI, and any conflict arising in respect of the terms set forth hereunder and thereunder shall be resolved by reference to the terms set forth in Article VI.


                                   ARTICLE XI.

                                    Amendment

         The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power, provided that the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be



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required to amend, alter, change, or repeal any provision of, or to adopt any provision or provisions inconsistent with, Section 2(a) of Article IV, Section 1 of Article V, Article VI, Article VII, Section 1 of Article VIII, Article IX or this Article XI of this Certificate of Incorporation unless such amendment, alteration, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board by the affirmative vote of at least 75% of the entire Board, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, and provided, further, that any amendment, alteration, change, repeal or adoption of any provision or provisions inconsistent with Articles VI or X may only be made in accordance with the provisions thereof.


                                  ARTICLE XII.

                                  Severability

         In the event any provision (or portion thereof) of this Certificate of Incorporation shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate of Incorporation shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, notwithstanding any such finding.




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

         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Scott A. Levine, Chairman of the Board, as of the [o] day of March, 2006.



                                             ___________________________________
                                             By:      Scott A. Levine
                                             Title:   Chairman of the Board




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